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                                                                EXHIBIT 7(a)(i)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference into Post-Effective Amendment No. 4 to the Registration Statement of Farmers Variable Life Separate Account A on Form S-6 (File No. 333-84023) of our report dated March 15, 2002 appearing in the Prospectus, which is also incorporated by reference into this Registration Statement, and of our report dated February 4, 2002 relating to the financial statements of Farmers New World Life Insurance Company appearing in the Prospectus, which is also incorporated by reference in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus being incorporated by reference into the filing.



/s/ PricewaterhouseCoopers LLP
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Seattle, Washington
August 26, 2002